UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2006

CENTRAL JERSEY BANCORP
(Exact name of registrant as specified in charter)

New Jersey	0-49925	22-3757709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
627 Second Avenue, Long Branch, New Jersey		07740
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (732) 571-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.   Results of Operations and Financial Condition.

On January 26, 2006, Central Jersey Bancorp issued a press release announcing its consolidated financial results for the three-month period ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this current report.

Section 5.   Corporate Governance and Management

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 26, 2006, the size of the Board of Directors of Central Jersey Bancorp (the “Board”) was increased from twelve to fifteen directors. On that date, the Board elected Mark R. Aikins, James P. Dugan and Carmen M. Penta, each of whom is currently a director of Central Jersey Bancorp’s bank subsidiary, Central Jersey Bank, N.A., to fill the three vacancies in the Board resulting from the increase in the size thereof. Each of these newly elected directors shall hold office until the next annual meeting of the shareholders of Central Jersey Bancorp and until his successor shall have been elected and qualified.

Each of Mr. Aikins, Mr. Dugan and Mr. Penta also has been appointed to Central Jersey Bancorp’s Executive Committee and Audit Committee.

Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit Number	Description

99.1	Press Release Re: Central Jersey Bancorp Reports Fourth Quarter Earnings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL JERSEY BANCORP
(Registrant)

By:	/s/ James S. Vaccaro
James S. Vaccaro
Chairman and Chief Executive Officer

Date: January 27, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release Re: Central Jersey Bancorp Reports Fourth Quarter Earnings.

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